Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED OCTOBER 12, 2015, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

WORKHORSE GROUP INC.

STOCK PURCHASE WARRANT

Issue Date: November 6, 2015

THIS CERTIFIES that __________________ (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified below and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Workhorse Group Inc., a Nevada corporation (the “Company”), shares of the Company’s common stock, $0.001 par value (the “Common Stock”), up to the number of such shares set forth below .

This Warrant is issued pursuant to a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), and is one of the Warrants (collectively, the “Warrants”) being issued in connection with the issuance of shares of Common Stock (the “Offering Shares”) being issued by the Company to raise up to $20 million (the “Offering”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.  Certain Definitions.

1.1          ”Exercise Price” means per-Share exercise price equal to 120% of the closing price of the Company’s Common Stock on the OTCQB Marketplace (or if the Common Stock does not then trade on such market, on such other U.S. public trading market on which the Common Stock then trades) ’on the trading day immediately prior to the Initial Closing Date.

1.2           ”Expiration Date” means that date that is five (5) years after the issue date set forth above.

1.3           ”Shares” means the shares of Common Stock issuable under this Warrant, as set forth in Section 2 below.

2.  Number of Shares and Exercise Price

2.1 This Warrant shall be exercisable for up to ____ ( ) Shares at the Exercise Price.

2.2 This Warrant may be exercised in whole or in part at any time and from time to time on or prior to the Expiration Date.

3.  Exercise of Warrant

3.1 The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other officer or agent of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2 Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) business days thereafter (the “Warrant Share Delivery Date”), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause the name of the Holder (or as Holder may direct) to be entered in the register of holders in respect of the Warrant Shares and further cause to be issued in the name of and delivered to the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise, in certificated form with appropriate restrictive legends, if applicable; and

(b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4. Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

5. Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, the number of shares delivered shall be rounded down to the nearest whole share, and the Company shall pay to the Holder cash in an amount equal to the fraction represented by the fractional share multiplied by the closing price of the Company’s Common Stock on the OTCQB Marketplace (or if the Common Stock does not then trade on such market, on such other U.S. public trading market on which the Common Stock then trades).

6. Charges, Taxes and Expenses

Issuance of Shares upon the exercise of this Warrant, in certificated form or otherwise, shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance, including relating to any certificate, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder.

7. No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

8. Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

9. Adjustments

The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

9.1 Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change the class of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes of securities, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

9.2 Subdivision or Combination of Shares.  In the event the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

9.3 Cash Distributions.  No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

10. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver, or fails to cause its transfer agent to transmit, to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000, and the Company would also be required to comply with clause (B). The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

11. Intentionally Left Blank.

12.           Miscellaneous.

12.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

12.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the holders of at least a majority of the then-outstanding aggregate principal amount under the Notes; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section 12.2 shall be binding upon the Company, the Holder, and except pursuant to a waiver by an individual holder of another Warrant pursuant to the final proviso in the immediately preceding sentence, each other holder of Warrants.

12.3 Notices.  Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

       12.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

       12.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933) of the Holder.  If a transfer is permitted pursuant to this Section, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

       12.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

       12.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

       12.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

       12.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

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IN WITNESS WHEREOF, Workhorse Group Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Workhorse Group Inc.

By: _____________________

Name:

Title:

NOTICE OF EXERCISE

TO: Workhorse Group Inc.

100 Commerce Drive

Loveland, OH 45140

Attn:  Secretary

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Workhorse Group Inc. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full.

Please issue the Shares, including in certificated form with appropriate restrictive legends, if applicable, in the name of the undersigned or in such other name as is specified below:

___________________________

(Print Name)

Address: ___________________

___________________________

___________________________

The undersigned confirms that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or selling the Shares.

______________________                               _________________________

(Date)                                                                       (Signature)

______________________

(Print Name)